Exhibit 10.6.1

FIRST AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 4, 2007 by and among MONACO COACH CORPORATION, a Delaware corporation (“Parent”), ROYALE COACH BY MONACO, INC., an Indiana corporation, MCC ACQUISITION CORPORATION, a Delaware corporation, OUTDOOR RESORTS OF LAS VEGAS, INC., a Nevada corporation, OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC., a California corporation, OUTDOOR RESORTS OF NAPLES, INC., a Florida corporation, R-VISION HOLDINGS LLC, a Delaware limited liability company, R-VISION, INC., an Indiana corporation, R-VISION MOTORIZED LLC, an Indiana limited liability company, BISON MANUFACTURING, LLC, an Indiana limited liability company, ROADMASTER LLC, an Indiana limited liability company and LA QUINTA MOTORCOACH RESORT, INC., a California corporation (“La Quinta”)(each of the foregoing parties individually referred to as “Borrower” and all collectively referred to as “Borrowers”), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended from time to time, and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the administrator for the Lenders (in such capacity, “Administrative Lender”), and BANK OF AMERICA, N.A. as Syndication Agent.

WHEREAS, the parties hereto, other than La Quinta, are parties to that certain Third Amended and Restated Credit Agreement dated November 18, 2005 (“Credit Agreement”) and desire to amend the Credit Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers, Lenders and Administrative Lender hereby agree as follows:

1.             Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

2.             Section 1.1 of the Credit Agreement.

(a)           The following defined terms are added to Section 1.1 of the Credit Agreement:

“Covenant EBITDA” means, (a) as of the end of a fiscal quarter before 2007, EBITDA and (b) thereafter, Parent’s consolidated net income after taxes for the twelve months ending with such quarter adjusted as follows:

plus (A) the sum of the amounts for such twelve month period included in determining such net income of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges; and

less (B) gains on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary non-cash gains for such twelve month period;

provided that the calculation of Covenant EBITDA as of the end of the first three fiscal quarters of 2007 shall be computed by annualizing Parent’s financial results beginning with the first day of the first fiscal quarter of Parent’s 2007 fiscal year.

“Covenant Leverage Ratio” means, as of the end of a fiscal quarter, the ratio of (i) Debt (exclusive of any Contingent Obligations) as of the end of such quarter to (ii) Covenant EBITDA.

(b)           The following defined terms are amended to read as follows:

“Debt Service Coverage Ratio” means, as of the end of a fiscal quarter, the ratio of (A) Covenant EBITDA to (B) the sum of the following for the twelve month period ending with such quarter: (i) Parent’s consolidated interest expense; (ii) scheduled principal payments of Debt of Parent and the Subsidiaries; and (iii) cash dividends and distributions paid in respect of Parent’s Stock.

“EBITDA” means, as of the end of a fiscal quarter, Parent’s consolidated net income after taxes for the twelve months ending with such quarter adjusted as follows:

plus (A) the sum of the amounts for such twelve month period included in determining such net income of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges;

less (B) gains on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary non-cash gains for such twelve month period; and

plus (C) without duplication and to the extent deducted in the computation of Parent’s consolidated net income after taxes for the relevant computation period, the amount of the one-time pre-tax inventory write-down charge taken in Q3 of 2006, but in no event more than $3,500,000.

3.             Section 3.3(b)(i) of the Credit Agreement.  Section 3.3(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

(i)            Borrowers shall, on the last Business Day of each fiscal quarter, beginning April 1, 2006, repay the outstanding principal balance of the Term Loans by making a payment in the aggregate amount of $1,428,572; and

4.             Section 8.3.  Item (vi) of Section 8.3 is amended in its entirety to read as follows:

(vi)          a Borrowing Base Certificate not later than 30 days after and as of the end of each of Parent’s monthly fiscal periods if (a) the Leverage Ratio as of the end of Parent’s most recently completed fiscal quarter exceeds 2.00:1 or (b) the outstanding principal balance of the Revolving Loans at any time during such quarter exceeds 50% of the Borrowing Base; and

5.             Sections 10.1 and 10.3 of the Credit Agreement.  Sections 10.1 and 10.3 of the Credit Agreement are amended in their entirety to read as follows:

10.1        LEVERAGE RATIO

As of the end of each fiscal quarter, Parent shall maintain a Covenant Leverage Ratio not greater than the ratio set forth below for such quarter:

Fiscal Quarter	Ratio
Q4, 2006	4.25:1.00
Q1, 2007	3.50:1.00
Q2, 2007	3.00:1.00
Each quarter thereafter	2.50:1.00

10.3        DEBT SERVICE COVERAGE RATIO

As of the end of each fiscal quarter , Parent shall maintain a Debt Service Coverage Ratio greater than  the ratio set forth below for such quarter:

Fiscal Quarter	Ratio
Q4, 2006	1.00:1.00
Q1, 2007	1.00:1.00
Q2, 2007	1.25:1.00
Each quarter thereafter	1.50:1.00

6.             Schedule II to the Credit Agreement.  Schedule II to the Credit Agreement is replaced by the Schedule II attached hereto.

7.             Joinder of La Quinta.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, La Quinta hereby becomes a party to the Credit Agreement with the same force and effect as if it had been an original signatory to the Credit Agreement.  The term “Borrower” shall apply to La Quinta and the term “Borrowers” shall include La Quinta.

8.             Amendment Fee.  Upon the execution of this First Amendment, Borrowers shall pay to Administrative Lender, for the ratable benefit of the Lenders signing this First Amendment, an amendment fee equal to 0.15% of the Total Commitments of the Lenders signing this First Amendment.

9.             Effective Date.  This First Amendment shall be effective as of the date hereof upon (a) execution by Borrowers, Administrative Lender and the Required Lenders and (b) payment by Borrowers of the fee provided in Section 6.

10.          Ratification.  Except as otherwise provided in this First Amendment, all of the provisions of the Credit Agreement are ratified and confirmed and shall remain in full force and effect.

11.          One Agreement.  The Credit Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

12.          Counterparts.  This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this First Amendment by fax or in PDF format by email shall be effective as delivery of a manually executed counterpart hereof.

INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this First Amendment to Third Amended and Restated Credit Agreement as of the date first above written.

MONACO COACH CORPORATION		ROYALE COACH BY MONACO, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title:	President	Title:	Vice President and Treasurer

OUTDOOR RESORTS MOTORCOACH COUNTRY CLUB, INC.		MCC ACQUISITION CORPORATION
		By:	/s/ John W. Nepute
By:	/s/ John W. Nepute	Title:	Vice President and Treasurer
Title:	Vice President

OUTDOOR RESORTS OF NAPLES, INC.		OUTDOOR RESORTS OF LAS VEGAS, INC.

By:	/s/ John W. Nepute, Director	By:	/s/ John W. Nepute
		Title:	Vice President
By:	/s/ Charles J. Kimball, Secretary

R-VISION HOLDINGS LLC		R-VISION, INC.

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title:	President	Title:	Vice President

R-VISION MOTORIZED LLC		BISON MANUFACTURING, LLC
By: R-Vision, Holdings, LLC, its sole manager		By: R-Vision, Holdings, LLC, its sole manager

By:	/s/ John W. Nepute	By:	/s/ John W. Nepute
Title:	President	Title:	President

ROADMASTER LLC		LA QUINTA MOTORCOACH RESORT, INC.
By: R-Vision, Holdings, LLC, its sole manager
		By:	/s/ Charles J. Kimball
By:	/s/ John W. Nepute	Title:	Secretary
Title:	President

UNION BANK OF CALIFORNIA, N.A.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Stephen Sloan	By:	/s/ Oran Coffin
Title:	Vice President	Title:	Vice President

NATIONAL CITY BANK OF INDIANA		BANK OF AMERICA, N.A.

By:	/s/ Mike Callas	By:
Title:	Vice President	Title:

BANK OF THE WEST		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brett German	By:	/s/ Jonathon Kenney
Title:	Vice President	Title:	Vice President

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SCHEDULE II

Pricing Schedule

	Level I	Level II	Level III	Level IV	Level V	Level VI
LIBOR Margin	100	125	150	175	200	250
Prime Margin	0	0	0	25	50	75
Fee Percentage	20	25	25	25	37.5	50

For purposes of this Pricing Schedule, the following terms have the following meanings:

“Level I” applies on any day if, on such day, the applicable Leverage Ratio is less than 1.50:1.

“Level II” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.50:1 and less than 2.50:1.

“Level III” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 2.50:1 and less than 3.00:1.

“Level IV” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 3.00:1 and less than 3.50:1.

“Level V” applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 3.50:1 and less than 4.00:1.

“Level IV” applies on any day if, on such day, the applicable Leverage Ratio is 4.00:1 or greater.

For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrowers’ Agent pursuant to Section 8.3 of the Agreement; provided, however, that the Leverage Ratio shall not be computed on the financial information most recently reported by Borrowers’ Agent until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 8.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender’s objections are resolved to Administrative Lender’s reasonable satisfaction.  Effective beginning Parent’s fiscal year 2007, Level V shall be the applicable Level until the financial information for the end of Parent’s Q1, 2007 is provided.

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